UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 5, 2017

EnerSys
(Exact name of registrant as specified in its charter)

Commission File Number: 1-32253

Delaware	23-3058564
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2366 Bernville Road, Reading, Pennsylvania 19605
(Address of principal executive offices, including zip code)
(610) 208-1991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.	Other Events.

On July 5, 2017, EnerSys settled its previously disclosed proceeding involving The Netherlands Authority for Consumers and Markets by agreeing to pay a fine of €9.5 million (or approximately $10.2 million), which is payable by August 11, 2017.
As of March 31, 2017, we had estimated a possible liability associated with the Dutch regulatory proceeding of €9.6 million (or approximately $10.3 million).
EnerSys is making this statement in order to satisfy the “Safe Harbor” provision contained in the Private Securities Litigation Reform Act of 1995. Any of the statements contained in this periodic report that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties. A forward-looking statement predicts, projects, or uses future events as expectations or possibilities. Forward-looking statements may be based on expectations concerning future events and are subject to risks and uncertainties relating to operations and the economic environment, all of which are difficult to predict and many of which are beyond our control. For a discussion of such risks and uncertainties that could cause actual results to differ materially from those matters expressed in or implied by forward-looking statements, please see our risk factors as disclosed in the “Risk Factors” section of our annual report on Form 10-K for the most recently ended fiscal year.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnerSys

Date: July 5, 2017	By:	/s/ Michael J. Schmidtlein
Michael J. Schmidtlein
Chief Financial Officer